PROSPECTUS SUPPLEMENT NO. 3
FOR OHIO RESIDENTS ONLY
to Prospectus declared
effective on March 21, 2012
(Registration No. 333-176962)

ChatChing Inc.

FOR OHIO RESIDENTS:  Issuer is insolvent and our auditor has expressed substantial doubt about the Issuer’s ability to continue as a going concern.

We are offering to issue to Qualified Members under our Qualified Members Benefit Plan (the “Plan”) up to 100,000,000,000,000 Points convertible into up to 400,000,000 shares of Common Stock of the Company. The Points are not being issued to persons other than Qualified Members. The Qualified Members may only acquire the Points for services as set forth in the Plan. The Points are convertible into shares of Common Stock of the Company for no additional consideration other than the Points as specified in the Plan.

This is a self-underwritten offering only to Qualified Members who sign a written Qualified Member Agreement with the Company.  The offering will commence promptly after the effective date of this Registration Statement and close no later than the last date Shares may be issued under the plan, or approximately March 31, 2018.

We will pay all expenses incurred in this offering.  There is no minimum amount of Points or Shares that we must issue in our direct offering.  As the Points and Shares are not being sold for cash, no cash proceeds will be received.  Thus, we have not established an escrow or any similar account.

We are offering the Points and Shares without any underwriting discounts or commissions. This is our initial public offering and no public market currently exists for Points or shares of our common stock.

We intend for our Points and common stock to be “offered and sold” to Qualified Members by our officers and Directors and only through the procedure as more fully described under “Plan of Distribution” herein. Neither such persons nor any other persons, including but not limited to Qualified Members, will be paid any commissions or other compensation for any offers or sales of the Points or the Shares.

Our common stock is presently not traded on any public market or securities exchange, and we have not applied for listing or quotation on any public market.

THE SECURITIES OFFERED IN THIS PROSPECTUS INVOLVE A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING "RISK FACTORS."

Public offerings are considered speculative investments and as such may not be appropriate for every investor. These are speculative securities. You should purchase these securities only if you can afford a complete loss of your investment. You should purchase these securities only if you can afford a complete loss of your investment.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is March 22, 2012, as amended on August 6, 2012, further amended on June 5, 2013, and further amended by this Supplement No. 3 dated September 9, 2013.

This Prospectus Supplement includes our Current Report on Form 10-K filed by us with the Securities and Exchange Commission on January 14, 2013, our Current Report on Form 10-Q filed by us with the Securities and Exchange Commission on February 15, 2013, our Current Report on Form 10-Q filed by us with the Securities and Exchange Commission on May 15, 2013, and our Current Report on Form 10-Q filed by us with the Securities and Exchange Commission on August 16, 2013 and the cover pages for residents of the states of Ohio – this page and New Jersey and Arizona a set forth below.

PROSPECTUS SUPPLEMENT NO. 3
to Prospectus declared
effective on March 21, 2012
(Registration No. 333-176962)

ChatChing Inc.

We are offering to issue to Qualified Members under our Qualified Members Benefit Plan (the “Plan”) up to 100,000,000,000,000 Points convertible into up to 400,000,000 shares of Common Stock of the Company. The Points are not being issued to persons other than Qualified Members. The Qualified Members may only acquire the Points for services as set forth in the Plan. The Points are convertible into shares of Common Stock of the Company for no additional consideration other than the Points as specified in the Plan.

This is a self-underwritten offering only to Qualified Members who sign a written Qualified Member Agreement with the Company.  The offering will commence promptly after the effective date of this Registration Statement and close no later than the last date Shares may be issued under the plan, or approximately March 31, 2018.

We will pay all expenses incurred in this offering.  There is no minimum amount of Points or Shares that we must issue in our direct offering.  As the Points and Shares are not being sold for cash, no cash proceeds will be received.  Thus, we have not established an escrow or any similar account.

We are offering the Points and Shares without any underwriting discounts or commissions. This is our initial public offering and no public market currently exists for Points or shares of our common stock.

We intend for our Points and common stock to be “offered and sold” to Qualified Members by our officers and Directors and only through the procedure as more fully described under “Plan of Distribution” herein. Neither such persons nor any other persons, including but not limited to Qualified Members, will be paid any commissions or other compensation for any offers or sales of the Points or the Shares.

Our common stock is presently not traded on any public market or securities exchange, and we have not applied for listing or quotation on any public market.

THE SECURITIES OFFERED IN THIS PROSPECTUS INVOLVE A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING "RISK FACTORS."

Public offerings are considered speculative investments and as such may not be appropriate for every investor. These are speculative securities. You should purchase these securities only if you can afford a complete loss of your investment. You should purchase these securities only if you can afford a complete loss of your investment.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is March 22, 2012, as amended on August 6, 2012, further amended on June 5, 2013, and further amended by this Supplement No. 3 dated September 9, 2013.

This Prospectus Supplement includes our Current Report on Form 10-K filed by us with the Securities and Exchange Commission on January 14, 2013, our Current Report on Form 10-Q filed by us with the Securities and Exchange Commission on February 15, 2013, our Current Report on Form 10-Q filed by us with the Securities and Exchange Commission on May 15, 2013, and our Current Report on Form 10-Q filed by us with the Securities and Exchange Commission on August 16, 2013 and the cover pages for residents of the states of Ohio as set forth above and New Jersey and Arizona a set forth below.

The Cover Page of our Prospectus filed under Rule 424(b)(3) on March 23, 2012, as amended on August 6, 2012, further amended on June 5, 2013, and further amended by this Supplement No. 3 dated September 9, 2013 for all residents of the state of New Jersey is amended to read as follows:

Prospectus
Chatching, Inc.

Up to a Maximum of 100,000,000,000,000 Points
Up to a Maximum of 400,000,000 Shares of Common Stock

FOR NEW JERSEY RESIDENTS:  “There is no established public trading market for our securities and a regular trading market may not develop, or if developed, may not be sustained. A shareholder in all likelihood, therefore, will not be able to resell his or her securities should he or she desire to do so when eligible for public resales.

We are offering to issue to Consultants under our Employee/Consultant Benefit Plan (the “Plan”) up to 100,000,000,000,000 Points convertible into up to 400,000,000 shares of Common Stock of the Company. The Points are not being issued to persons other than Consultants. The Consultants may only acquire the Points for services as set forth in the Plan. The Points are convertible into shares of Common Stock of the Company for no additional consideration other than the Points as specified in the Plan.

This is a self-underwritten offering only to Consultants who sign a written Consulting Agreement with the Company.  The offering will commence promptly after the effective date of this Registration Statement and close no later than the last date Shares may be issued under the plan, or approximately March 31, 2018.

We will pay all expenses incurred in this offering.  There is no minimum amount of Points or Shares that we must issue in our direct offering.  As the Points and Shares are not being sold for cash, no cash proceeds will be received.  Thus, we have not established an escrow or any similar account.

We are offering the Points and Shares without any underwriting discounts or commissions. This is our initial public offering and no public market currently exists for Points or shares of our common stock.

We intend for our Points and common stock to be “offered and sold” to Consultants by our officers and Directors and only through the procedure as more fully described under “Plan of Distribution” herein. Neither such persons nor any other persons, including but not limited to Consultants, will be paid any commissions or other compensation for any offers or sales of the Points or the Shares.

Our common stock is presently not traded on any public market or securities exchange, and we have not applied for listing or quotation on any public market.

THE SECURITIES OFFERED IN THIS PROSPECTUS INVOLVE A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING "RISK FACTORS" BEGINNING ON PAGE 8.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The information in this prospectus is not complete and may be changed. This prospectus is included in the registration statement that was filed by us with the Securities and Exchange Commission. We may not sell these securities until the registration statement becomes effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this prospectus is March 22, 2012

The Cover Page of our Prospectus filed under Rule 424(b)(3) on March 23, 2012, as amended on August 6, 2012, further amended on June 5, 2013, and further amended by this Supplement No. 3 dated September 9, 2013 for all residents of the state of Arizona is amended to read as follows:

Prospectus
Chatching, Inc.

Up to a Maximum of 100,000,000,000,000 Points
Up to a Maximum of 400,000,000 Shares of Common Stock at

FOR ARIZONA RESIDENTS:THIS IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY THE SECURITIES DESCRIBED HEREIN. THE OFFERING IS MADE ONLY BY THE PROSPECTUS.

We are offering to issue to Consultants under our Employee/Consultant Benefit Plan (the “Plan”) up to 100,000,000,000,000 Points convertible into up to 400,000,000 shares of Common Stock of the Company.  The Points are not being issued to persons other than Consultants.  The Consultants may only acquire the Points for services as set forth in the Plan.  The Points are convertible into shares of Common Stock of the Company for no additional consideration other than the Points as specified in the Plan.

This is a self-underwritten offering only to Consultants who sign a written Consulting Agreement with the Company.  The offering will commence promptly after the effective date of this Registration Statement and close no later than the last date Shares may be issued under the plan, or approximately March 31, 2018.

We will pay all expenses incurred in this offering.  There is no minimum amount of Points or Shares that we must issue in our direct offering.  As the Points and Shares are not being sold for cash, no cash proceeds will be received.  Thus, we have not established an escrow or any similar account.

We are offering the Points and Shares without any underwriting discounts or commissions. This is our initial public offering and no public market currently exists for Points or shares of our common stock.

We intend for our Points and common stock to be “offered and sold” to Consultants by our officers and Directors and only through the procedure as more fully described under “Plan of Distribution” herein. Neither such persons nor any other persons, including but not limited to Consultants, will be paid any commissions or other compensation for any offers or sales of the Points or the Shares.

Our common stock is presently not traded on any public market or securities exchange, and we have not applied for listing or quotation on any public market.

THE SECURITIES OFFERED IN THIS PROSPECTUS INVOLVE A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING "RISK FACTORS" BEGINNING ON PAGE 8.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The information in this prospectus is not complete and may be changed. This prospectus is included in the registration statement that was filed by us with the Securities and Exchange Commission. We may not sell these securities until the registration statement becomes effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this prospectus is March 22, 2012

Page 8 of Form 10-K filed as part of Prospectus Supplement 2 filed on June 6, 2013 is amended in its entirety to read as follows:

The compensation will be based upon Points awarded under the Plan and certain other conditions set forth in the Plan.  We will award Points to Qualified Members who elect to participate in the Points program for the following types of services:

Category	Action / Event	Points Awarded	Frequency Limit

	Post invite Link to Major SN Site (FB, Twitter, LinkedIn, Google+)	100	Once per month on a given site
	Post invite Link to non Major SN Site	10	10 Sites per month
	Address book extraction and invite	50	Once per month min 50+ addresses
	Accepted Identified/Company Invited Users Provides Basic Profile Data	100	No Limit
	Like us on Facebook	20	1 Per Lifetime
	Follow ChatChing on Twitter	20	1 Per Lifetime
	Monthly Post with most likes	500	1 Per Month
	Use a ChatChing hashtag	1	3 Per Day

User Activity
	Complete Profile All Basic Data	100	1 Per Lifetime
	Substantially complete profile with history and interests	100	1 Per Lifetime
	Install ChatChing mobile application	100	1 Per Lifetime
	Upload Photos	5	5 Per member per day
	Update Status	3	3 Per member per day
	Post a Comment to Wall, Status, Page, Blog, Photo, Album, Forum	2	Once per profile or page - limit 10 total per day.
	Share a ChatChing post with friends	2	4 Per member per Day
	Tag Photo	3	1 Per member per day
	Add a Friend	5	25 per month
	Identify Special Friend	25	Once per friend (Limit 10 lifetime)
	Send Message	1	5 Per Day (once per other member)
	Maintaing Linked Social Accounts	25	Once per full month linked per account
	Play Games or Use Open Social Application	2	Per 10 Consecutive Minutes of App Usage by a Member, First hour per member/day
	Chat with friends	2	Once per initiated conversation with up to 10 friends

View to your content on ChatChing
	View to your profile or page	1	Once per viewing member account per day
	Receive a comment to Wall or Post	2	Once per posting member account per day
	Posted comment to one of your posts	2	Once per viewing member account per day
	Receive Message	1	Once per sending member account per day
	Views to Photo Album	1	Once per viewing member account per day
	Member subscribes to one of your pages	1	Once per member per month
	Play Games or Use of Open Social Application you host on ChatChing	2	Per 10 Consecutive Minutes of App Usage by a Member, First hour per member/day

At this time we do not intend to remove any functions on our site that result in the award of points.  As with any social media site, technological developments or member requests may cause us to add additional functions which could result in our members earning points for additional not-yet designed and/or implemented functions.   And perhaps some features will no longer fit technology or member requirements and the chart would be appropriately modified, but always with addition of additional features and ways to make points to offset any such changes.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 10-Q

(Mark One)

☒ QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended: June 30, 2013

☐ TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from _____________ to _____________

Commission File Number: 333-176962

ChatChing Inc.
(Exact name of registrant as specified in its charter)

Florida	8900	45-2655248
(State or other jurisdiction of incorporation or organization)	(Primary standard industrial classification code number)	(I.R.S. employer identification number)

1061 E. INDIANTOWN RD. #400
JUPITER FL 33477
(Address of Principal Executive Offices including Zip Code)

561-316-3867
(Registrant's Telephone Number, including area code)

________________________________________________________________
(Former name, former address and former fiscal year, if changed since last report)

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

Yes ☒ No ☐

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (§ 232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files).

Yes ☒ No ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).

Yes ☐ No ☒

The number of shares outstanding of each of the issuer’s classes of common stock, as of August 15, 2013 is as follows:

Class of Securities	Shares Outstanding
Common Stock, no par value	379,047,619

TABLE OF CONTENTS

		PAGE
PART I

ITEM 1.	FINANCIAL STATEMENTS	7

ITEM 2.	MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	4

ITEM 3.	QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK	12

ITEM 4.	CONTROLS AND PROCEDURES	12

PART II

ITEM 1.	LEGAL PROCEEDINGS	13

ITEM 1A.	RISK FACTORS	13

ITEM 2.	UNREGISTERED SALES OF EQUITY SECURITIES AND USE OF PROCEEDS.	13

ITEM 3.	DEFAULTS UPON SENIOR SECURITIES.	13

ITEM 4.	MINE SAFETY DISCLOSURES.	13

ITEM 5.	OTHER INFORMATION	13

ITEM 6.	EXHIBITS	14

SIGNATURES		15

Table of Contents

Financial Statements:

Condensed Balance Sheets at June 30, 2013 (Unaudited) and September 30, 2012	F-1

Condensed Statements of Operations for the period from October 1, 2012 to June 30, 2013, the period from October 1, 2011 to June 30, 2012, the period from April 1, 2013 to June 30, 2013, the period  from April 1, 2012 to June 30, 2012 and, the period from January 19, 2011 (inception) to June 30, 2013 (Unaudited)
F-2

Condensed Statements of Changes in Stockholder’s Deficit for the period from January 19, 2011 (inception) to June 30, 2013.(Unaudited)	F-3

Condensed Statements of Cash Flows from the period for October 1, 2012 to June 30, 2013, for the period October 1, 2011 to June 30, 2012, and for the period from January 19, 2011 (inception) to June 30, 2013 (Unaudited)
F-4

Notes to Condensed Financial Statements	F-5

PART I

FINANCIAL INFORMATION

ITEM 1. FINANCIAL STATEMENTS

CHATCHING, INC. (F/K/A SOCIAL NETWORK MARKETING, INC.) (A DEVELOPMENT STAGE COMPANY)
CONDENSED BALANCE SHEETS
June 30, 2013 (UNAUDITED) AND SEPTEMBER 30, 2012

ASSETS
	June 30, 2013	September 30, 2012
	(Unaudited)
Current assets:
Cash	$136	$74,841
Total current assets	136	74,841

Other assets:
Website development costs, net of
amortization of $133,299 and $4,632
as of June 30, 2013 and September 30, 2012, respectively	$384,467	$502,584
Trademarks	10,560	2,430
Total other assets	395,027	505,014

Total assets	$395,163	$579,855

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Related party advances	$28,226	$27,000
Lines of credit - related parties	508,096	481,660
Total current liabilities	536,322	508,660

Other liabilities:
Long term notes	$528,137	$388,371
Total other liabilities	528,137	388,371

Commitments and contingencies

Stockholders' deficit:
Common stock, 800,000,000 shares authorized;
379,047,619 and 404,047,619 shares issued and outstanding
at June 30, 2013 and September 30, 2012 respectively	104,152	61,969
Additional paid in capital	4,648	-
Deficit accumulated during development stage	(778,096)	(379,145)
Total stockholders' deficit	(669,296)	(317,176)

Total liabilities and stockholders' deficit	$395,163	$579,855

CHATCHING, INC. (F/K/A SOCIAL NETWORK MARKETING, INC.) (A DEVELOPMENT STAGE COMPANY)
Condensed STATEMENTS OF OPERATIONS
FROM OCTOBER 1, 2012 TO June 30, 2013, FROM OCTOBER 1, 2011 TO June 30, 2012, AND
FROM April 1, 2013 TO June 30, 2013, FROM April 1, 2012 TO June 30, 2012, AND
FROM JANUARY 19, 2011 (INCEPTION) TO June 30, 2013 (UNAUDITED)

	Period from April 1, 2013 to June 30, 2013	Period from April 1, 2012 to June 30, 2012	Period from October 1, 2012 to June 30, 2013	Period from October 1, 2011 to June 30, 2012	Period from January 19, 2011 (Inception) to June 30, 2013

Revenue	$-	$-	$-	$-	$-

Operating expenses:
General and administrative	6,067	11,350	15,050	40,161	94,069
Professional fees	18,553	36,770	71,269	98,404	319,409
Interest expense	12,885	3,278	31,912	3,278	41,746
Amortization	42,893	-	128,667	-	133,299
Hosting expense	6,140	7,691	32,473	20,728	69,993
Website maintenance	31,318	-	119,580	-	119,580
Total operating expenses	117,856	59,089	398,951	162,571	778,096

Net loss from operations before income taxes	(117,856)	(59,089)	(398,951)	(162,571)	(778,096)

Income taxes	-	-	-	-	-

Net Loss	$(117,856)	$(59,089)	$(398,951)	$(162,571)	$(778,096)

Loss per common share	$(0.00)	$(0.00)	$(0.00)	$(0.00)
					-
Weighted average number of shares outstanding	379,047,619	377,391,217	392,401,961	342,449,852

CHATCHING, INC. (F/K/A SOCIAL NETWORK MARKETING, INC.) (A DEVELOPMENT STAGE COMPANY)
CONDENSED STATEMENT OF CHANGES IN STOCKHOLDER'S DEFICIT
FROM JANUARY 19, 2011 (INCEPTION) TO June 30, 2013 (UNAUDITED)

	Common Stock		Additional Paid In	Deficit Accumulated During the Development	Total Stockholders'
	Shares	Amount	Capital	Stage	Deficit
Balance, January 19, 2011 (Inception)

Issuance of common stock for cash	325,000,000	406	-	-	406

Issuance of warrants	-	-	61,463	-	61,463

Issuance of common stock upon	79,047,619	61,563	(61,463)	-	100
exercise of warrants

Net loss	-	-	-	(379,145)	(379,145)

Balance, September 30, 2012	404,047,619	61,969	-	(379,145)	(317,176)

Contribution from shareholder	-	-	4,648	-	4,648

Issuance of warrants			42,146	-	42,146

Issuance of common stock upon	29,047,619	42,183	(42,146)	-	37
exercise of warrants

Return and cancellation of common stock	(54,047,619)	-	-	-	-

Net loss	-	-	-	(398,951)	(398,951)

Balance, June 30, 2013	379,047,619	$104,152	$4,648	$(778,096)	$(669,296)

CHATCHING, INC. (F/K/A SOCIAL NETWORK MARKETING, INC.) (A DEVELOPMENT STAGE COMPANY)
CONDENSED STATEMENTS OF CASH FLOWS
FROM OCTOBER 1, 2012 TO June 30, 2013, FROM OCTOBER 1, 2011 TO June 30, 2012, AND
FROM JANUARY 19, 2011 (INCEPTION) TO June 30, 2013 (UNAUDITED)

	Period from October 1, 2012 to June 30, 2013	Period from October 1, 2011 to June 30, 2012	January 19, 2011 (Inception) to June 30, 2013

Cash flows from operating activities:
Net loss from operations	$(398,951)	$(162,571)	$(778,096)
Reconciliation of net loss to net cash used in operating activities:
Amortization of debt discount	31,912	3,278	41,746
Expenses paid via issuance of common stock	-	-	6
Amortization of website costs	128,667	-	133,299
Expenses paid directly via lines of credit - related parties	26,436	194,497	259,063
Contributions from owners	4,648	-	4,648
Changes in operating assets and liabilities:
Increase (Decrease) in accrued expenses payable	1,226	(89,369)	28,226
(Decrease) in website development costs	(10,550)	(255,656)	(350)
(Decrease) in trademarks	(8,130)	(795)	(10,410)
Net cash used in operating activities	(224,742)	(310,616)	(321,868)

Cash flows from investing activities:	-	-	-

Cash flows from financing activities:
Principal reductions on line of credit - related parties	-	-	(260,099)
Proceeds from notes payable	150,000	350,000	590,000
Proceeds from issuance of common stock	37	73	541
Net cash provided by financing activities	150,037	350,073	330,442

Net (decrease) increase in cash	(74,705)	39,457	8,574

Cash, beginning of period	74,841	13,222	-

Cash, end of period	$136	$52,679	$136

Supplemental disclosure of cash flow information:
Cash paid for interest	$-	$-	$-
Cash paid for taxes	$-	$-	$-
Capital expenditures funded by lines of credit	$26,436	$125,742	$507,216

ChatChing, Inc. (f/k/a Social Network Marketing, Inc.) (A Development Stage Company)
Notes to Financial Statements

Note 1 – Organization and Basis of Presentation

ChatChing, Inc. (f/k/a Social Network Marketing, Inc.) (the "Company") was incorporated under the laws of the State of Florida on January 19, 2011. On June 30, 2011, the stockholders approved the articles of amendment to change the Company name to ChatChing, Inc., which became effective on July 5, 2011.  The Company is developing a social networking site designed for use by individuals for all socio-economic and demographic backgrounds. The Company is a development-stage company and its planned principal activities are to provide an interactive global community website which enables individuals, groups and businesses to easily connect with their family, social, and business circles.

As a company in the development-stage, the Company has no operating revenues to date. The Company currently is devoting substantially all of its present efforts to securing and establishing a new business.

The accompanying unaudited condensed financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Regulation S-X. Accordingly, they do not include all the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management of the Company, the accompanying unaudited financial statements contain all the adjustments (which are of a normal recurring nature) necessary for a fair presentation. Operating results for the nine months ended June 30, 2013 are not necessarily indicative of the results that may be expected for the year ending September 30, 2013. For further information, refer to the financial statements and the footnotes thereto contained in the Company’s Annual Report on Form 10-K for the year ended September 30, 2012, as filed with the Securities and Exchange Commission.

Going Concern
As shown in the accompanying balance sheet, the Company has a working capital deficit of approximately $141,000 at June 30, 2013. The Company is currently in the development stage and has been spending a majority of its time in the development of its website and related trademarks.

There is no guarantee that the Company will be able to raise enough capital or generate revenues to sustain its operations. These conditions raise substantial doubt about the Company’s ability to continue as a going concern.

The financial statements do not include any adjustments relating to the carrying amounts of recorded assets or the carrying amounts and classification of recorded liabilities that might be necessary if the Company is unable to continue as a going concern.

Note 2 – Summary of Significant Accounting Policies

Use of estimates
The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities, at the date of these financial statements and the reported amounts of revenues and expenses during the reporting period. Accordingly, actual results could differ from these estimates.

Cash equivalents
The Company considers all highly liquid instruments purchased with maturity of three months or less from the time of purchase to be cash equivalents. The Company has no cash equivalents at June 30, 2013 and September 30, 2012 respectively.

ChatChing, Inc. (f/k/a Social Network Marketing, Inc.) (A Development Stage Company)
Notes to Financial Statements

Note 2 – Summary of Significant Accounting Policies, continued

Income Taxes
Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the recorded book basis and tax basis of assets and liabilities for financial and income tax reporting. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settle. Deferred taxes also are recognized for operating losses that are available to offset future taxable income and tax credits that are available to offset future federal income taxes.  The Company establishes a valuation allowance for deferred tax positions which, in the opinion of management, are not “more likely than not” to be used.

Trademark Costs
As of June 30, 2013, the Company was the holder of certain trademarks.  Trademarks are not amortized, but reviewed for impairment annually or more frequently if certain indicators arise.

Website Development Costs
The Company capitalizes development costs incurred subsequent to the establishment of technological feasibility. The Company determined technological feasibility to be established upon the internal release of a working model of its website. Upon the release, development costs are amortized over periods not exceeding three years, based on the estimated economic life.

Earnings Per Share
Net profit (loss) per common share (“EPS”) is computed using the average number of common shares outstanding over the respective periods.

Note 3 – Fair Value of Financial Instruments

The carrying amounts of cash and cash equivalents approximate their fair values due to their short-term nature.

Note 4 – Concentration of Credit Risk

The Company maintains cash balances at a financial institution in the state of Florida.  The balance, at any given time, may exceed Federal Deposit Insurance Corporation (“FDIC”) insurance limits of $250,000 per institution.  The Company’s cash balances at June 30, 2013 were within FDIC insured limits.

Note 5 – Income Taxes

At June 30, 2013, the Company had gross deferred tax assets of $291,959.  The Company determined that it is not more-likely-than-not that such asset will be realized, and as such has established a full valuation allowance at June 30, 2013.  The Company evaluates its ability to realize its deferred tax assets each period and adjusts the amount of its valuation allowance, if necessary.  If there is an ownership change, as defined under Internal Revenue Code Section 382, the use of operating loss and credit carry-forwards may be subject to limitation on use.

The Company’s loss before income taxes of $398,851 is comprised entirely of operations in the United States.  The effective tax rate of 0% differs from the statutory United States federal income tax rate of 34% due primarily to the valuation allowance.  The valuation allowance has increased by $150,125 as of June 30, 2013 as compared to September 30, 2012.

ChatChing, Inc. (f/k/a Social Network Marketing, Inc.) (A Development Stage Company)
Notes to Financial Statements

Note 5 – Income Taxes, continued

The reconciliation of the provision for income taxes for the nine-month period ended June 30, 2013, and the year ended September 30, 2012, and the amount computed by applying the federal income tax rate to net loss is as follows:

	June 30, 2013	September 30, 2012

Tax provision (benefit) at statutory rate	$(135,643)	$(67,800)
State taxes, net of federal expense	(14,482)	(7,239)
Change of valuation allowance	150,125	75,039
	$-	$-

Note 6 – Commitments and Contingencies

From time to time, the Company may become subject to legal proceedings, claims and litigation arising in the ordinary course of its business.  The Company is not currently a party to any material legal proceedings, nor is the Company aware of any other pending or threatened litigation that would have a material adverse effect on the Company’s business, operating results, cash flows or financial condition should such litigation be resolved unfavorably.

Note 7 – Lines of Credit – Related Parties

In March 2011, the Company entered into two revolving line of credit agreements with its two (2) founding stockholders in the amount of $125,000, aggregating $250,000 to fund development stage operations.  In January 2012, the agreements were amended to increase each of the lines from $125,000 to $250,000, for an aggregate borrowing amount of $500,000.  In April of 2013, one of the founding stockholders amended the agreement to increase the line from $250,000 to $275,000 for an aggregate borrowing limit of $525,000.

Note 8 – Notes Payable – Related Parties

In April 2012, the Company issued $175,000 Notes to two (2) accredited investors, aggregating to $350,000.  The Notes accrue PIK interest at 0.25% per annum, with the principal and PIK interest due at maturity (December 31, 2014).  In connection with each of the Notes, the Company issued warrants to purchase 29,047,619 shares of no-par common stock for $36, which were exercised.  The warrants were recorded at fair value, resulting in the recognition of $49,170 as debt discount.

In September 2012, the Company issued a $90,000 note to an accredited investor.  The Note also accrues PIK interest at 0.25% per annum, with the principal and PIK interest due at maturity (February 28, 2015).  In connection with this note, the Company issued warrants to purchase 20,952,381 shares of No-Par Common Stock for $26, which was exercised.  The warrants were recorded at fair value resulting in the recognition of $12,293 as a debt discount.

In February 2013, the Company issued a $150,000 note to an accredited investor.  The Note also accrues PIK interest at 0.25% per annum, with the principal and PIK interest due at maturity (December 31, 2015).  In connection with this note, the Company issued warrants to purchase 29,047,619 shares of No-Par Common Stock for $36, which was exercised.  The warrants were recorded at fair value resulting in the recognition of $42,146 as a debt discount.

ChatChing, Inc. (f/k/a Social Network Marketing, Inc.) (A Development Stage Company)
Notes to Financial Statements

Note 9 – Stockholders’ Equity

From January 19, 2011 (Inception) through June 30, 2011, the Company issued 320,000,000 shares (400,000,000 shares pre-split) of no-par common stock for a total capital contribution of $400.

On June 30, 2011 the Company facilitated a 10:8 reverse stock split which has been given retroactive effect in the financial statements.

On July 1, 2011 the Company issued 5,000,000 additional shares of no-par common stock to an individual for services at a fair value ($6).

During the year ended September 30, 2012, the Company issued 79,047,619 shares of no par common stock upon the exercise of warrants issued in connection with the issuance of notes payable (Note 8).

During the nine month period ended June 30, 2013, the Company issued 29,047,619 shares of no par common stock upon the exercise of warrants issued in connection with the issuance of notes payable (Note 8).

On February 14, 2013 two of the officers of the company contributed a total of 54,047,619 shares to the Company for no consideration.  The shares were cancelled.

ITEM 2. MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

CAUTIONARY STATEMENT

The following discussion of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes, and other financial information included in this Form 10-Q.

Our Management’s Discussion and Analysis contains not only statements that are historical facts, but also statements that are forward-looking. Forward-looking statements are, by their very nature, uncertain and risky. These risks and uncertainties include international, national, and local general economic and market conditions; our ability to sustain, manage, or forecast growth; our ability to successfully make and integrate acquisitions; new product development and introduction; existing government regulations and changes in, or the failure to comply with, government regulations; adverse publicity; competition; the loss of significant customers or suppliers; fluctuations and difficulty in forecasting operating results; change in business strategy or development plans; business disruptions; the ability to attract and retain qualified personnel; the ability to protect technology; the risk of foreign currency exchange rate; and other risks that might be detailed from time to time in our filings with the Securities and Exchange Commission.

Although the forward-looking statements in this Report reflect the good faith judgment of our management, such statements can only be based on facts and factors currently known by them. Consequently, and because forward-looking statements are inherently subject to risks and uncertainties, the actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. You are urged to carefully review and consider the various disclosures made by us in this report as we attempt to advise interested parties of the risks and factors that may affect our business, financial condition, and results of operations and prospects.

SPECIAL INFORMATION REGARDING FORWARD LOOKING STATEMENTS

The Management’s Discussion and Analysis of Financial Condition and Results of Operations and Plan of Operation (“MD&A”) should be read in conjunction with our unaudited consolidated financial statements for the quarter ended June 30, 2013 and 2012. The discussion also includes subsequent activities up to August 15, 2013. These financial statements have been prepared in accordance with generally accepted accounting policies in the United States (“GAAP”).

The following discussion and analysis should be read in conjunction with our financial statements and related notes appearing elsewhere in this Report. In addition to historical information, this discussion and analysis contains forward-looking statements that involve risks, uncertainties, and assumptions. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of certain factor set forth in this Report.

Management’s Discussion and Analysis of Financial Condition and Results of Operations is based upon our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires us to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues, and expenses, and related disclosure of contingent assets and liabilities. On an ongoing basis, we evaluate our estimates and assumptions. We base our estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates and assumptions.

Critical Accounting Policies and Estimates

Critical accounting policies are those we believe are most important to portraying our financial conditions and results of operations and also require the greatest amount of subjective or complex judgments by management. Judgments and uncertainties regarding the application of these policies may result in materially different amounts being reported under various conditions or using different assumptions. There have been no material changes to the critical accounting policies previously disclosed in our Annual Report on Form 10-K for the fiscal year ended September 30, 2012.

Overview

ChatChing operates a social networking website. We have designed our website to enable users to connect and communicate with each other, consolidate information from other social networking sites, as well as directly share information and user-generated content. We plan to generate revenues from online advertising at our website. We plan to offer a wide range of online advertising formats and solutions, including display advertising, social advertisements, promoted news feed items, and fan/brand pages.

We continue development of web site functionalities and to pursue state registrations to conduct our offering in all US states and territories. Current we are able to provide our service to the residents of 35 states and territories. We have not yet generated or realized any revenues from our business operations.

In addition to our website, we are in final testing of the initial release of a mobile application for members to access our service. We now anticipate releasing this application in the coming weeks.

Emerging Growth Company

We are an emerging growth company under the JOBS Act. We shall continue to be deemed an emerging growth company until the earliest of:

(a) the last day of the fiscal year of the issuer during which it had total annual gross revenues of $1,000,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) or more;

(b) the last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective IPO registration statement;

(c) the date on which such issuer has, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or

(d) the date on which such issuer is deemed to be a ‘large accelerated filer’, as defined in section 240.12b-2 of title 17, Code of Federal Regulations, or any successor thereto.’

As an emerging growth company we are exempt from Section 404(b) of Sarbanes Oxley. Section 404(a) requires Issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement shall also assess the effectiveness of such internal controls and procedures. Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting. As an emerging growth company we are also exempt from Section 14A (a) and (b) of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes. These exemptions are also available to us as a Smaller Reporting Company.

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the Jobs Act, that allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

Plan of Operations

ChatChing Inc. has not generated any revenue as of June 30, 2013.

Results of Operations

For the three month periods ended June 30, 2013 vs. June 30, 2012

And

For the nine month periods ended June 30, 2013 vs. June 30, 2012

We incurred $178,861 in expenses from inception to fiscal year end September 30, 2011. These expenses in the aggregate consist primarily of general and administrative costs of $28,360, professional fees primarily in connection with our registration statement of $144,187 and website hosting expenses of $6,314.

For the fiscal year ended September 30, 2012, we incurred an additional $200,284 in expenses. These expenses in the aggregate consist primarily of general and administrative costs of $50,659, professional fees primarily in connection with our registration statement of $103,953 and website hosting expenses of $31,206.

For the quarter ended June 30, 2013, we incurred an additional $62,080 in expenses. These expenses in the aggregate consist primarily of general and administrative costs of $5,918, professional fees primarily in connection with our registration statement of $26,383 website maintenance costs of $23,488, and website hosting expenses of $6,140.29, interest expense of $11,199 and authorization of capitalized website costs of $42,893.

For the nine months ended June 30, 2013, we incurred an additional $398,951 in expenses. These expenses in the aggregate consist primarily of general and administrative costs of $15,050, professional fees primarily in connection with our registration statement of $71,269 website maintenance costs of $119,850, website hosting expenses of $32,473, interest expense of $31,912 and authorization of capitalized website costs of $128,667.

We anticipate taking the following steps to implement our business plan in the next 12 months. Our capital requirements for implementation of these steps are estimated at $600,000, as set forth in the table below.

Milestone or Step	Expected Manner of Occurrence or Method of Achievement	Date When Step Should be Accomplished	Cost of Completion
Post Launch Site Expansion	Continue development of services. (Website and mobile apps)	Current – December 2013	$100,000
Marketing and Growth	Public relations activities promoting growth and usage of ChatChing.	(September 2013 - June 2014)	$500,000
Continued Service	We anticipate maintaining operations within available cash flow.	mid 2014 onward	$0

Liquidity and Capital Resources

In addition to our estimated capital requirements of $600,000 in the next 12 months as described above, we will incur other costs payable to non-affiliated third parties irrespective of our business development activities, including bank service fees and those costs associated with SEC requirements associated with going and staying public, estimated to be less than $125,000 for the next 12 months. Accordingly, we estimate our capital requirements for the next 12 months to be approximately $725,000.

As of August 9, 2013, Steven Pfirman, our President, Secretary and Director and Nicholas Palin, a Director, loaned approximately $525,000, consisting of $275,000 by Mr. Pfirman and $250,000 by Mr. Palin, to fund development stage operations. The loans are binding legal obligations as they were made under Credit Line Agreements and related Credit Line Promissory Notes with Mr. Pfirman and Mr. Palin amended and restated in their entirety on April 8, 2013 to be in the amount of $275,000 and $250,000 respectively, aggregating $525,000, bearing interest at zero percent due on December 31, 2013. The Credit Line Agreements contain provisions concerning default and remedies in the event of default as well as other provisions related to these loans. The loans are secured by Security Agreements pledging all assets of the Company as security for the loans. Thus, at August 9, 2013, there were no available funds remaining on these lines of credit.

In April 2012, we secured additional loans of an aggregate of $175,000 from two non-affiliated third parties, $350,000 from one and $175,000 from another, both due December 31, 2014. Interest on these loans accrues at one quarter percent (.25%) per annum, the applicable federal rate for transactions of this type as of the date of the note. The principal and accrued interest on these loans are not due and payable until December 31, 2014. The principal balance on these loans may be prepaid at any time and from time to time.

In connection with the additional loans from the two non-affiliated third parties, we sold the two lenders who were Accredited Investors an aggregate of 58,095,238 additional shares of common stock at a price of $.00000125 per share for an aggregate of $72.62.

In April, the Company issued warrants to the aforementioned accredited investors to acquire 20,952,381 shares of common stock each from the Company at a price of $.00000125 for aggregate consideration of $26.19. The warrant can only be exercised upon the funding of additional loans in the amount of $90,000 with simple interest of .25% per annum, all principal and interest due February 28, 2015 and in connection therewith receive the promissory notes of Company similar in form and substance to that issued in connection with the loans described above. The warrant expired 10 days after the first date the Company's website become operational.

Pursuant to the warrant described above, one non affiliated shareholder in September 2012 acquired 20,952,381 shares at a price of $.00000125 for aggregate consideration of $26.19. In connection as required in the warrant, the non-affiliated shareholder loaned us the additional sum of $90,000 with simple interest of .25% per annum, all principal and interest due February 28, 2015 pursuant to the terms of the Warrant Agreement previously filed as an exhibit to our report on Form 10-Q for the period ending June 30, 2012.

In February 2013, we secured an additional loan of $150,000 from one of non-affiliated third parties above, due December 31, 2015. Interest on this accrues at one quarter percent (.25%) per annum, the applicable federal rate for transactions of this type as of the date of the note. The principal and accrued interest this loan are not due and payable until December 31, 2015. The principal balance on these loans may be prepaid at any time and from time to time. In addition, there is $0 remaining upon the Credit Lines from our officers and directors.

In connection with the February 2013 additional loan from the non-affiliated third party, we sold the lender who is an Accredited Investor 29,047,619 additional shares of common stock at a price of $.00000125 per share for an aggregate of $36.31.

On February 6, 2013, the Company issued a Warrant to the aforementioned accredited investor to acquire 20,952,381 shares of common stock from the Company at a price of $.00000125 for aggregate consideration of $26.19. The Warrant can only be exercised upon the funding of an additional loan in the amount of $75,000 with simple interest of .25% per annum, all principal and interest due December 31, 2015 and in connection therewith receive a promissory note of Company similar in form and substance to that issued in connection with the previous loan from this investor described above. The warrant expired 10 days after the first date the Company enlists 10,000 persons registered as consulting members for ChatChing (on the site or via the mobile app).

At August 9, 2013, we had $42 in our bank account. We anticipate our monthly burn rate for the next 12 months to be approximately $60,417 per month. Accordingly, we will need an estimated $724,958 addition to the cash on hand and available funds remaining on the lines of credit at May 5, 2013 to fund our business for the next 12 months.

We estimate our capital requirements for the next 12 months to be approximately $725,000.

We are currently in negotiations to secure these required funds thru the sales of additional equity. While we anticipate reaching positive cash flow with this offering, should we not reach positive cash flow as planned, we would need to secure additional funds from a future offering of our stock or other financing sources. However, these offerings may not occur, or if it occurs, may not raise the required funding. We have no contracts, agreements or commitments for any other financing. Further, it is likely that any future financing efforts may be hindered as a result of our plans to issue a large number of shares to consultants in exchange for non-cash consideration as described in “Business,” in our Form 10-K for the fiscal year ended September 30, 2012.

If we fail to meet on-going SEC reporting requirements, we will be unable to use or continue to use our registration statement to continue to issue points and stock under our Qualified Member Stock Agreement.

Our independent auditor’s report expresses substantial doubt about our ability to continue as a going concern. We do not have any plans or specific agreements for new sources of funding or any planned material acquisitions.

ITEM 3. QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK.

Not required

ITEM 4. CONTROLS AND PROCEDURES.

Evaluation of Disclosure Controls and Procedures

The Company has established disclosure controls and procedures to ensure that information required to be disclosed in this quarterly report on Form 10-Q was properly recorded, processed, summarized and reported within the time periods specified in the Commission's rules and forms. The Company’s controls and procedures are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Act is accumulated and communicated to the Company’s management, including its principal executive and principal financial officers to allow timely decisions regarding required disclosure.

We carried out an evaluation of the effectiveness of the design and operation of our disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) at June 30, 2013 based on the evaluation of these controls and procedures required by paragraph (b) of Rule 13a-15 or Rule 15d-15 under the Exchange Act. This evaluation was carried out under the supervision and with the participation of our Chief Executive Officer and Chief Financial Officer. Based upon that evaluation, our Chief Executive Officer and Chief Financial Officer concluded that, at June 30, 2013, our disclosure controls and procedures are effective.

Changes in Internal Control over Financial Reporting

There have been no changes in the Company's internal control over financial reporting that occurred during the Company's last fiscal quarter that has materially affected, or is reasonably likely to materially affect, the Company's internal control over financial reporting.

PART II

OTHER INFORMATION

ITEM 1. LEGAL PROCEEDINGS.

We are not aware of any pending or threatened legal proceedings in which we are involved.

ITEM 1A. RISK FACTORS.

Not required

ITEM 2. UNREGISTERED SALES OF EQUITY SECURITIES AND USE OF PROCEEDS.

None in this quarter.

ITEM 3. DEFAULTS UPON SENIOR SECURITIES.

None.

ITEM 4. MINE SAFETY DISCLOSURES.

Not Applicable.

ITEM 5. OTHER INFORMATION.

We have no information to disclose that was required to be in a report on Form 8-K during the period covered by this report, but was not reported. There have been no material changes to the procedures by which security holders may recommend nominees to our board of directors.

ITEM 6. EXHIBITS.

Exhibit No.	Document Description

31.1	CERTIFICATION of CEO/CFO PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002.

32.1 *	CERTIFICATION of CEO/CFO PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEYACT OF 2002

Exhibit 101
Interactive data files formatted in XBRL (eXtensible Business Reporting Language): (i) the Consolidated Balance Sheets, (ii) the Consolidated Statements of Operations, (iii) the Consolidated Statements of Cash Flows, and (iv) the Notes to the Consolidated Financial Statements.**

101.INS	XBRL Instance Document**

101.SCH	XBRL Taxonomy Extension Schema Document**

101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document**

101.DEF	XBRL Taxonomy Extension Definition Linkbase Document**

101.LAB	XBRL Taxonomy Extension Label Linkbase Document**

101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document**
______________
* This exhibit shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 of the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language in any filings.

** XBRL (Extensible Business Reporting Language) information is furnished and not filed or a part of a registration statement or prospectus for purposes of Sections 11 or 12 of the Securities Act of 1933, as amended, is deemed not filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and otherwise is not subject to liability under these sections.

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ChatChing, Inc., a Florida corporation

CHATCHING INC.

August 16, 2013	By:	/s/ Steve Pfirman
Steve Pfirman,
President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE	NAME	TITLE	DATE

/s/ Steve Pfirman	Steve Pfirman	Chief Executive Officer, Principal Financial Officer,	August 16, 2013
Principal Accounting Officer, Director

/s/ Nick Palin	Nick Palin	Director	August 16, 2013

EXHIBIT INDEX

Exhibit No.	Document Description

31.1	CERTIFICATION of CEO/CFO PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002.

32.1 *	CERTIFICATION of CEO/CFO PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEYACT OF 2002

Exhibit 101
Interactive data files formatted in XBRL (eXtensible Business Reporting Language): (i) the Consolidated Balance Sheets, (ii) the Consolidated Statements of Operations, (iii) the Consolidated Statements of Cash Flows, and (iv) the Notes to the Consolidated Financial Statements.**

101.INS	XBRL Instance Document**

101.SCH	XBRL Taxonomy Extension Schema Document**

101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document**

101.DEF	XBRL Taxonomy Extension Definition Linkbase Document**

101.LAB	XBRL Taxonomy Extension Label Linkbase Document**

101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document**
______________
* This exhibit shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 of the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language in any filings.

** XBRL (Extensible Business Reporting Language) information is furnished and not filed or a part of a registration statement or prospectus for purposes of Sections 11 or 12 of the Securities Act of 1933, as amended, is deemed not filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and otherwise is not subject to liability under these sections.

EXHIBIT 31.1

CERTIFICATION

I, Steve Pfirman, certify that:

1. I have reviewed this report on Form 10-Q of ChatChing, Inc.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4. I am responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

a) designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b) designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c) evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d) disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5. I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent function):

a) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant's ability to record, process, summarize and report financial information; and

b) any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal control over financial reporting.

ChatChing, Inc.

Dated: August 16, 2013	By:	/s/ Steve Pfirman
Steve Pfirman
Chief Executive Officer/Chief Financial Officer

EXHIBIT 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to 18 U.S.C. § 1350, as adopted pursuant to Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned hereby certifies that the Quarterly Report on Form 10-Q for the period ended June 30, 2013 of ChatChing, Inc. (the “Company”) fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 and that the information contained in such Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

ChatChing, Inc.

Dated: August 16, 2013	By:	/s/ Steve Pfirman
Steve Pfirman
Chief Executive Officer/Chief Financial Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to ChatChing, Inc. and will be retained by ChatChing, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.